CONSENT

We have read those portions of the Form SB-2 Registration Statement (the "Registration Statement") of Digital Power Corporation (the "Company") in which our name has been cited by the Company, and consent to the inclusion of our name in such capacity in the Registration Statement.


                                       Micro-Tech Consultants


Date:  October 10, 1996                /s/ Mohan Mankikar
                                      Mohan Mankikar


                          Exhibit 23.3